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COMMON STOCK PURCHASE AGREEMENT

    This COMMON STOCK PURCHASE AGREEMENT (the "Agreement") dated as of June 13, 2001 is entered into by and between Conductus, Inc., a Delaware corporation (together with its successors, the "Company"), and the investors set forth on the signature page attached hereto ("the Investors").

    Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings given to them under the Securities Act of 1933, as amended (the "Securities Act").

    The parties hereto agree as follows:

    1.  Purchase and Sale.  In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement, the Investors agree to purchase from the Company, and the Company agrees to sell to the Investors, on the Closing Date specified in Section 2 hereof, the number of shares of the Company's Common Stock (the "Common Shares") set forth on the signature page attached hereto for a price per share equal to $5.00 (the "Purchase Price"). On or before the Closing Date (as defined below), the Company will have authorized the sale and issuance of the Common Shares to the Investors.

    2. Closing.

    The closing of the sale of the Common Shares (the "Closing") shall take place on a date designated by the Company, not later than June 15, 2001 upon satisfaction or, if applicable, waiver of the conditions set forth in Sections 7 and 8 hereof, or at such other date and time as the Investors and the Company shall mutually agree (such date and time being referred to herein as the "Closing Date"). At the Closing each Investor shall pay the Purchase Price for Common Shares purchased by that Investor by check or wire transfer of immediately available funds. Not later than ten (10) business days after Closing, the Company shall deliver to each Investor a certificate representing the Common Shares purchased by that Investor.

    3.  Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors as follows:

      a.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

      b.  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      c.  The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation or bylaws, or of any judgment, order, writ, or decree by which it is bound. The Company is not in violation or default in any material respect of any instrument or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, which violation or default would have a material adverse effect on its business or properties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

      d.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except the filing pursuant to Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, which filing will be effected within 15 days of the sale of the Common Shares hereunder, or such other post-closing filings as may be required.

      e.  Except as disclosed in the SEC Filings (as defined below) or in the a private placement memorandum dated May 8, 2001 (the "Placement Memorandum"), a copy of which has been made available to the Investor (i) there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby, and (ii) there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened in writing against the Company, or against any executive officer or director of the Company which might result, either individually or in the aggregate, in any material adverse change in the business, properties, financial condition or operating results of the Company, as such business is presently conducted.

      f.   The Company has filed all filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act or under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under the rules and regulations promulgated by the SEC (any such filing, an "SEC Filing") required to be filed by the Company pursuant to such acts and no SEC Filing contained, on the date on which such document was filed with the SEC, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in SEC Filings (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      g.  Since the date of the Company's most recent quarterly report on Form 10-Q or most recent periodic report on Form 8-K filed with the SEC, there has not been any development that has not otherwise been publicly disclosed that is reasonably likely to result in any material adverse change in the financial condition or results of operations of the Company.

      h.  The Placement Memorandum, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Since May 8, 2001, the Company has not (a) incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business consistent with past practices; (b) mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible (except for liens for current taxes, assessments and governmental charges and levies which may be paid without penalty, interest or other additional charge, or which are being contested in good faith by appropriate proceedings and are not material in amount or value in relation to the value of the associated property); (c) sold, assigned or transferred any of its assets or canceled any debts or obligations except in the ordinary course of business consistent with past practices; (d) suffered any extraordinary losses, or waived any rights of substantial value; (e) entered into any material transaction other than in the ordinary course of business, consistent with past practices; or (f) otherwise had any change in its condition, financial or otherwise, except for changes in the ordinary course of business consistent with past practices, none of which individually or in the aggregate has been materially adverse to the Company.

      i.   As of April 30, 2001, the authorized capital stock of the Company consisted of 5,000,000 shares of Preferred Stock, 50,000 of which have been designated Series A Junior Participating Preferred Stock ("Series A Preferred Stock"), none of which are issued and outstanding, and 20,000,000 shares of Common Stock, 16,110,931 shares of which are issued and outstanding. The Company's shareholders, at their annual meeting on May 24, 2001, authorized an increase in the number of shares of Common Stock from 20,000,000 to 40,000,000, but the Company has not yet filed an amendment to its Amended and Restated Certificate of Incorporation to effect such increase. of The Series A Preferred Stock and the Common Stock are collectively referred to herein as the "Capital Stock". All of the issued and outstanding shares of Capital Stock have been duly authorized, validly issued and are fully paid and nonassessable.

      j.   The Common Shares, when issued, sold or delivered in accordance with the terms hereof, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of any liens and encumbrances created by the Company and, subject to the accuracy of the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

    4.  Representations and Warranties of the Investors.  Each Investor hereby represents and warrants to the Company on the date hereof, and agrees with the Company (unless otherwise specified as provided in the paragraphs below), as follows:

      a.  such Investor understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Common Shares.

      b.  such Investor has full power and authority to enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      c.  this Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Common Shares will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Shares.

      d.  such Investor acknowledges receipt of the Placement Memorandum and acknowledges that such Investor has had the opportunity to make its own investigation of the business, financial condition and prospects of the Company.

      e.  such Investor is an investor, and has made previous investments, in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Shares. Such Investor also represents it has not been organized for the purpose of acquiring the Common Shares.

      f.   such Investor is an "accredited investor" within the meaning of SEC Rule 501(a) of Regulation D, as presently in effect and all representations made by such Investor in that certain Investors Questionnaire completed by such Investor and delivered to the Company are true and correct in all respects as if made on the date hereof.

      g.  such Investor understands that the Common Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Common Shares.

      h.  such Investor understands that the Common Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      i.   It is understood that the certificates evidencing the Common Shares will bear the following legends:

    "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

      j.   The execution, delivery and performance of this Agreement and the consummation by such Investor of the transactions contemplated hereby do not and will not (i) result in a violation of such Investor's charter documents or bylaws or (ii) conflict with any material agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any order, judgment or decree of any court or governmental agency applicable to such Investor or, to such Investor's knowledge, of any law, rule, or regulation. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement.

    5.  Covenants.

      a.  Each Investor covenants and agrees with the Company that neither such Investor nor any of such Investor's affiliates nor any person acting on its or their behalf will at any time offer or sell any Common Shares, other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom, provided that in the case of an offer or sale pursuant to an available exemption such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in circumstances that require a designation of an entity's status as an "affiliate".

      b.  With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the restricted securities to the public without registration, the Company agrees to:

        (1) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

        (2) Use its best efforts to then file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

        (3) So long as any Investor owns any of the Common Shares, to furnish to each such Investor upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as any such Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing such Investor to sell any such securities without registration.

    6.  Registration Rights.

      a.  Registration of Shares.  The Company shall file with the SEC, as promptly as practicable following the Closing and in any event within 30 days after the Closing, a registration statement under the Securities Act covering the resale to the public by the Investors of the Common Shares (the "Registration Statement"). The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable and in any event within 90 days after the Closing. The Company shall cause the Registration Statement to remain effective until the later of 2 years from the Closing Date or such time as all Common Shares may be sold under Rule 144 within a ninety (90) day period or such earlier time as all of the Common Shares covered by the Registration Statement have been sold pursuant thereto.

      b.  Limitations on Registration Rights.

        (1) The Company may, by written notice to the Investors, (x) delay the filing or effectiveness of the Registration Statement (for up to a total of thirty (30) days) or (y) suspend (for up to a total of sixty (60) days within any twelve-month period) the Registration Statement after effectiveness and require that the Investors immediately cease sales of shares pursuant to the Registration Statement, in the event and during such period as the Company determines that the existence of any fact or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any other event) would require additional disclosure of material information by the Company in the Registration Statement the confidentiality of which the Company has a business purpose to preserve or which fact or event would render the Company unable to comply with SEC requirements (in either case, a "Suspension Event"). In the case of any Suspension Event occurring prior to and delaying the filing of the Registration Statement, the Company shall file the Registration Statement, and the Company shall be required to keep the Registration Statement effective until the earlier of (x) such time as all of the shares offered thereby have been disposed of in accordance with the intended methods of distribution set forth in the Registration Statement or (y) the period required by Section 6.a above plus an extended period equal to the number of days during which any such suspension was in effect.

        (2) If the Company delays or suspends the Registration Statement or requires the Investors to cease sales of shares pursuant to paragraph (1) above, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Registration Statement and/or give written notice to all the Investorss authorizing them to resume sales pursuant to the Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the Investors given pursuant to this paragraph 2, and the Investors shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus.

      c.  Registration Procedures.

        (1) In connection with the filing by the Company of the Registration Statement, the Company shall furnish to each the Investors a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such additional copies as are reasonably requested by the Investors.

        (2) The Company shall use its best efforts to register or qualify the Common Shares covered by the Registration Statement under the securities laws of such states as the Investors shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (ii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

        (3) If the Company has delivered final prospectuses to the Investors and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Investors and, if requested by the Company, the Investors shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to the Company. The Company shall promptly provide the Investors with revised prospectuses and, following receipt of the revised prospectuses, the Investors shall be free to resume making offers and sales under the Registration Statement.

        (4) The Company shall pay the expenses incurred by it in complying with its obligations under this Section 6, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company, but excluding (x) any brokerage fees, selling commissions or underwriting discounts incurred by the Investors in connection with sales under the Registration Statement and (y) the fees and expenses of any counsel retained by the Investors.

      d.  Requirements of the Investors.  The Company shall not be required to include in the Registration Statement any Common Shares held by an Investor unless such Investor furnishes to the Company in writing such information regarding such Investor and the proposed sale of Common Shares by such Investor as the Company may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities.

      e.  Assignment of Rights. No Investor may assign any of the rights of such Investor under this Section 6 except in connection with the transfer of some or all of its Common Shares to an affiliated entity or to the limited or general partner(s) or members of such Investor, provided each such transferee agrees in a written instrument delivered to the Company to be bound by the provisions of this Section 6.

      f.  Indemnification.

        (1) To the extent permitted by law, the Company shall indemnify and hold the Investors, the partners or officers, directors and stockholders of the Investors, legal counsel and accountants for the Investors, any underwriter (as defined in the Securities Act) for the Investors and each person, if any, who controls the Investors or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in connection with the Registration Statement (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Company will reimburse the Investors, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.f(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investors, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Investors or underwriter, or any person controlling the Investors or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if the Company shall have furnished to the Investors a revised prospectus (by amendment or supplement) which cures the defect giving rise to such loss, claim, damage or liability and if a copy of such revised prospectus (as then amended or supplemented) was not sent or given by or on behalf of the Investors or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person.

        (2) To the extent permitted by law, each Investor shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other party selling securities in such registration statement and any controlling person of any such underwriter or other party, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and such Investor will reimburse any person intended to be indemnified pursuant to this subsection 6.f(2), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.f(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investors (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection 6.f(2) exceed the gross proceeds from the offering received by such Investor.

        (3) Promptly after receipt by an indemnified party under this Section 6.f of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.f, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be inappropriate due to actual or potential differing interests between such indemnified party and any other party) may be represented by its own counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.f, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.f.

        (4) If the indemnification provided for in this Section 6.f is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relevant intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

    7.  Conditions Precedent to the Investors' Obligations.  The obligations of the Investors under subsection 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless expressly waived in writing by the Investors:

      a.  The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except for representations and warranties made as of a particular date, which shall be true and correct as of such date.

      b.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

      c.  The President of the Company shall deliver to the Investors at the Closing a certificate stating that the conditions specified in Sections 7.a and 7.b have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or financial condition of the Company since the date of this Agreement.

      d.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      e.  Each Investor shall have received from Orrick, Herrington & Sutcliffe, LLP, counsel for the Company, an opinion, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A.

    8.  Conditions Precedent to the Company's Obligations.  The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investors, unless expressly waived in writing by the Company:

      a.  The representations and warranties of the Investors contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except for representations and warranties made as of a particular date, which shall be true and correct as of such date.

      b.  The Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

      c.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      d.  The aggregate purchase price paid by all Investors for Common Shares hereunder shall be at least Eight Million Dollars ($8,000,000).

      e.  The Company shall have received the Purchase Price for the Common Shares.

    9.  Fees and Expenses.  Each of the Investors and the Company agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement. The Company agrees to be responsible for payment of the fees of PMG Capital as placement agent in connection with this Agreement.

    10.  Survival of the Representations, Warranties, etc.  The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect for a period of two years from the Closing Date, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Common Shares.

    11.  Termination.

      a.  This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing as follows:

        (i)  by mutual written consent of the Company and the Investors; or

        (ii) by either the Company or the Investors if the Closing shall not have occurred on or before June 15, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 11 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date.

      b.  In the event of termination of this Agreement by either the Company or the Investors as provided in this Section 11, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or the Investors, other than the provisions of this Section 11 and Section 13, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    12.  Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon delivery by confirmed facsimile or reliable international courier service or upon personal delivery to the party to be notified.

    13.  Miscellaneous.

      a.  This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

      b.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.

      c.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to principles of conflict of laws.

      d.  The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement.

      e.  The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      f.   This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the term sheets between such parties.

      g.  The term "affiliate" is used herein as defined in Rule 144(a)(1) under the Securities Act.

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COMMON STOCK PURCHASE AGREEMENT